Exhibit 10.26.1
     THIS AMENDMENT NO. 1 TO FACILITY AGREEMENT (this “Amendment”) is dated as of January 30, 2009 and made by and among:
(1)	Atlas Air, Inc., a Delaware corporation, as borrower (the “Borrower”);

(2)	Norddeutsche Landesbank Girozentrale, as the original lender (the “Original Lender”) and as the facility agent for and on behalf of the Lenders (the “Facility Agent”); and

(4)	DekaBank Deutsche Girozentrale (“DekaBank” and, together with Original Lender, the “Lenders”).
WITNESSETH:
     WHEREAS, Borrower, Original Lender, Facility Agent and Bank of Utah, as security trustee, have entered into that certain Facility Agreement dated as of January 30, 2008 (the “Facility Agreement”);
     WHEREAS, Original Lender assigned part of its Total Commitment (as defined in the Facility Agreement) to DekaBank pursuant to a Transfer Certificate dated April 18, 2008, pursuant to which DekaBank became a Lender (as defined in the Facility Agreement);
     WHEREAS, Borrower and the Lenders wish to amend the Facility Agreement in accordance with this Amendment;
     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:
ARTICLE I
AMENDMENT TO FACILITY AGREEMENT
     1.1 Section 1.1 of the Facility Agreement. The definitions of “Doric Prepayment Date” and “Doric Trigger Event” set forth in Section 1.1 of the Facility Agreement are each amended by deleting such definitions in their entirety and replacing and restating such definitions, in their entirety, as follows
     “Doric Prepayment Date” means, in respect of the Doric Aircraft, the first Interest Payment Date after the occurrence of a Doric Trigger Event.
     “Doric Trigger Event” means the occurrence of either of the following:
     (i) Doric and Borrower shall have failed to enter into a sale and lease agreement in connection with the Doric Transaction on or prior to March 31, 2009 (the “Original Deadline”); provided, however, that if on or prior to the Original Deadline (a) Doric provides Original Lender with a written notice evidencing Doric’s sustained interest in completing the Doric Transaction and containing an expected date of completion of such sale and lease agreement that is after the Original Deadline and (b) Original Lender confirms in writing to Borrower (an

“Extension Notice”) its agreement to such further extension to support the completion of the Doric Transaction (“Further Extension”) (it being agreed that the granting of the Further Extension is within Original Lender’s sole discretion) and specifies a new cut-off date of the Further Extension (the cut-off date specified in such notice being hereinafter referred to as “Extended Deadline”) then a “Doric Trigger Event” will not occur under this subsection (i) unless Doric and Borrower shall have failed to enter into the sale and lease agreement on or prior to such Extended Deadline; provided further, that if prior to the Original Deadline (or if Original Lender has delivered an Extension Notice, the Extended Deadline), Borrower or Doric definitively notifies the other party in writing that it has decided not to proceed with the Doric Transaction a “Doric Trigger Event” will be deemed to occur as of the date such notice is received by such other party (it being agreed that Borrower will promptly deliver a copy of any such notice to the Original Lender); or
     (ii) Doric shall have definitively awarded the senior debt financing for the Doric Transaction to a party other than the Original Lender, unless the Original Lender has declined to provide such senior debt financing for any reason, including but not limited to any failure by Original Lender to obtain credit committee approval or to exercise its matching rights under the Doric Mandate Deed with respect to a proposal that is not regarded as being “off-market” or any change in market conditions, other than a breach by Doric of the Doric Mandate Deed, the failure by Doric to fulfill its conditions precedent to the obligations of Original Lender under the Doric Mandate Deed or the occurrence and continuation of an Event of Default.
ARTICLE II
MISCELLANEOUS
     2.1 Defined Terms. Capitalized terms used but not defined in this Amendment shall have the respective meanings given to such terms in the Facility Agreement.
     2.2 Effect of this Amendment. This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof. Except as expressly amended pursuant hereto and except for the amendments expressly contained herein, no other changes or modifications or waivers to the Facility Agreement are intended or implied, and in all other respects the Facility Agreement is hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Facility Agreement is inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.
     2.3 Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     2.4 GOVERNING LAW. THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     2.5 Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopier shall have the same force and effect as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telecopier also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment as to such party or any other party.
[Signature page follows]

Execution Copy
     IN WITNESS WHEREOF the parties hereto have caused this Amendment to be executed by the duly authorized representatives of the parties hereto as of the day and year first above written.

ATLAS AIR, INC. as Borrower
By:
Name:
Title:

NORDDEUTSCHE LANDESBANK GIROZENTRALE as Original Lender and Facility Agent
By:
Name:
Title:

By:
Name:
Title:

DEKABANK DEUTSCHE GIROZENTRALE
By:
Name:
Title:

By:
Name:
Title: